SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2006

MONGOLIAN EXPLORATIONS LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-51640	EIN No. Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 West Pender Street, Suite 1605 Vancouver, British Columbia, Canada	V6C 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-351-1694

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry Into a Definitive Material Agreement.

The Option Agreement for License No. 4767 on the Altan Property.

On September 1, 2003, we entered into an option agreement (the “Option Agreement”) with Ton Fei Fred Tham & Associates (“Tham”) to acquire its interest in a mineral exploration property, license no. 4767 (“License No. 4767”) located in outer Mongolia (the “Altan” property) representing approximately 20,000 hectares. In accordance with the terms of the Option Agreement, as amended, we, at our option, have the right to acquire a 100% interest in the Altan property by satisfying certain terms and conditions set forth in the Option Agreement.

Loss of License No. 4767 and Issuance of License No. 10516 on the Altan Property

In late 2005, Tham initiated the process with the Mongolian government of changing the name on License No. 4767 from Tham to Mongolian Explorations Ltd. During this tedious process, a government entity in Mongolian known as the Mineral Resources and Petroleum Authority of Mongolia (“MRPAM”) underwent certain policy changes, which resulted in the temporary loss of the License. In order to avoid losing mining rights on the Altan property, a shareholder of our company, Timursukh Oidov, listed his name on the property as the owner. Under MRPAM policies, when a new owner is the license holder of an existing mining property, a new license number must be issued. As a result, the Altan property is now licensed to Mr. Oidov under license no. 10516 (“License No. 10516”).

Assignment of License No. 10516 to Ton Fei Fred Tham & Associates

In a letter dated January 16, 2006, Mr. Oidov agreed to assign License No. 10516 to Ton Fei Fred Tham and further agreed to uphold the terms of the Option Agreement as if it were entered into between Oidov and our company. Specifically, the letter stated that he:

1.	acknowledges receiving cash to pay for various license renewals and for his services sometime in the latter part of 2005 from Mongolian Explorations Ltd.;
2.	assigns all interest owned in mineral License No. 10516, formally License No. 4767, to Ton Fei Fred Tham with the consent of Ton Fei Fred Tham;
3.	will try as fast as possible to transfer the license back to Ton Fei Fred Tham;
4.
warrants to our company that he owns the subject matter of the assignment and has the right to make the assignment without the consent of any third party and per the rules and regulations of Mongolian mining and mineral laws; and

5.	agrees to live by the terms of the Option Agreement dated September 1, 2003 and all subsequent addendums thereto as if the Option Agreement was between himself and our company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mongolian Explorations Ltd.

/s/ Ivan Bebek
Ivan Bebek, Chief Executive Officer

Date: January 19, 2006